Exhibit 23.1

LLB & ASSOCIATES LTD., LLP ● ● ● CERTIFIED PUBLIC ACCOUNTANTS

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated November 24, 2004, in this Registration Statement on Form S-1 of Black Hawk Exploration, Inc., for the registration of shares of its common stock.  We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

LBB & Associates, Ltd., LLP

Houston, Texas
March 10, 2010

2500 WILCREST DRIVE, SUITE 150	●	HOUSTON, TEXAS 77042	●	TEL: (713) 877-9944	●	FAX: (713) 456-2408

March 10, 2010

LBB & Associates ltd., llp
2500 Wilcrest Drive, Suite 150
Houston, Texas 77042

Gentlemen:

In connection with your consent for the Form S-1 Registration Statement, we confirm to the best of our knowledge and belief the following representations made to you:

1.	We are responsible for the fair presentation in the financial statements of financial position, results of operations, and cash flows, in conformity with generally accepted accounting principles.

2.
We have reviewed our representation letter to you dated November 24, 2009 with respect to the audited financial statements for the year ended August 31, 2009.  We now repeat those representations 1 through 30 and incorporate them herein.

3.	There have been no Board of Directors meetings subsequent to February 5, 2010.

4.	No events have occurred subsequent to August 31, 2009 that would require adjustment in the financial statements, except for those currently disclosed.

Very truly yours,

Kevin Murphy, President & CEO